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                                                                    EXHIBIT 99.4

                      Assignment and Assumption Agreement

            Assignment and Assumption Agreement, dated as of December 6, 2004, is made and entered into by and among Arnos Corp., a Nevada corporation ("Arnos"), High River Limited Partnership, a Delaware limited partnership ("High River"), Hopper Investments, LLC, a Delaware limited liability company ("Hopper" and together with Arnos and High River, each a "Seller" and collectively, the "Sellers"), and AREP Oil & Gas LLC, a Delaware limited liability company ("Purchaser"). Capitalized terms used herein shall have the meanings attributed to them in the Membership Interest Purchase Agreement, dated as of even date herewith, between Purchaser and Sellers (the "Membership Interest Purchase Agreement").

      In consideration of the purchase and sale of the membership interests in accordance with the Membership Purchase Agreement, Purchaser and Sellers agree as follows:

      1. Sellers hereby transfer and convey of all of their right, title and interest in and to the Operating Agreement of Mid River LLC (the "LLC") to Purchaser.

      2 Purchaser hereby accepts all of Sellers' right, title and interest in and to the LLC, and agrees to be bound by all the terms and provisions of the Third Amended and Restated Operating Agreement of the LLC.

      3. As a result of the foregoing, Purchaser is the sole owner and member of the LLC.

      4. The LLC hereby acknowledges the admission of Purchaser as a member of the LLC.

      IN WITNESS WHEREOF, the parties have executed this document on December 6, 2004.

                                         SELLERS:

                                           ARNOS CORP.

                                           By: /s/ Edward E. Mattner
                                               ---------------------------------
                                                Name: Edward E. Mattner
                                                Title: Vice President

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                                         HIGH RIVER LIMITED PARTNERSHIP

                                         By: Hopper Investments LLC, general
                                             partner

                                         By: /s/ Edward E. Mattner
                                             -----------------------------------
                                             Name: Edward E. Mattner
                                             Title: Authorized Signatory

                                         HOPPER INVESTMENTS LLC

                                         By: /s/ Edward E. Mattner
                                             -----------------------------------
                                             Name: Edward E. Mattner
                                             Title: Authorized Signatory

                                       PURCHASER:

                                         AREP OIL & GAS LLC

                                         By: American Real Estate Holdings
                                              Limited Partnership, its member

                                              By: American Property Investors,
                                                  Inc., its general partner

                                              By: /s/ John P. Saldarelli
                                                  ------------------------------
                                                 Name: John P. Saldarelli
                                                 Title: Chief Financial Officer

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ACKNOWLEDGED AND AGREED TO (for purposes of Section 4):

      Mid River LLC

      By: /s/ Edward E. Mattner
          -------------------------------
          Name: Edward E. Mattner
          Title: Authorized Signatory

[signature page to Assignment with respect to Mid River sale to AREP Oil & Gas]

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